                        Pomeroy Computer Resources, Inc.
                 Exhibit 11 - Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                               THREE MONTHS ENDED


                                                 October 5,
                                              ----------------
                                               2001     2002
                                              -------  -------
BASIC
Weighted average common shares
outstanding                                    12,634   12,745
                                              =======  =======

Net income                                    $ 5,144  $ 5,094
                                              =======  =======

Net income per common share                   $  0.41  $  0.40
                                              =======  =======

DILUTED
Weighted average common shares
outstanding                                    12,634   12,745

Dilutive effect of stock options outstanding
during the period                                  79       27

Total common and common equivalent
                                              -------  -------
shares                                         12,713   12,772
                                              =======  =======

Net income                                    $ 5,144  $ 5,094
                                              =======  =======

Net income per common share                   $  0.40  $  0.40
                                              =======  =======

                        Pomeroy Computer Resources, Inc.
                 Exhibit 11 - Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                                NINE MONTHS ENDED


                                                 October 5,
                                              ----------------
                                               2001     2002
                                              -------  -------
BASIC
Weighted average common shares
outstanding                                    12,600   12,729
                                              =======  =======

Net income                                    $12,312  $14,384
                                              =======  =======

Net income per common share                   $  0.98  $  1.13
                                              =======  =======

DILUTED
Weighted average common shares
outstanding                                    12,600   12,729

Dilutive effect of stock options outstanding
during the period                                 100       70

Total common and common equivalent
                                              -------  -------
shares                                         12,700   12,799
                                              =======  =======

Net income                                    $12,312  $14,384
                                              =======  =======

Net income per common share                   $  0.97  $  1.12
                                              =======  =======